EXHIBIT 10.2

AGREEMENT AND PLAN OF MERGER

BETWEEN:

COLUMBIA HUNTER CAPITAL CORP. a corporation duly incorporated under the laws of the State of Delaware, having an address at 700 – 625 Howe St., Vancouver, BC, V6C 2T6 (“Columbia”)

AND:

PMI VENTURES (DELAWARE) CORP. A corporation duly incorporated under the laws of the State of Delaware, having an address at 1760 – 750 West Pender St., Vancouver, BC V6C 2T8 (“Subco”)

AND:

PMI VENTURES LTD. a company duly incorporated under the laws of the Province of British Columbia, having an address at 1760 – 750 West Pender St., Vancouver, BC V6C 2T8 (“PMI”)

Columbia, Subco and PMI being sometimes referred to herein as the “Constituent Corporations.”

WHEREAS, the board of directors of each Constituent Corporation deems it advisable that Subco and Columbia merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (“the Merger”) and upon completion of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the “Commission”), PMI will elect to become the successor issuer to Columbia for reporting purposes under the Securities Exchange Act of 1934.

THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

1.	SURVIVING CORPORATION:

Columbia shall be merged with and into Subco which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

2.	MERGER DATE:

The Merger shall become effective (the “Merger Date”) upon the completion of:

2.1	Adoption of this agreement by Columbia, Subco and PMI pursuant to the Delaware General Corporation Law; and

2.2	Execution and filing by Columbia and Subco of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

3.	TIME OF FILINGS:

The Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

4.	GOVERNING LAW:

The surviving corporation shall be governed by the laws of the State of incorporation of Subco.

5.	CERTIFICATE OF INCORPORATION:

The Articles of Incorporation of Subco shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of Subco to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

6.	BY-LAWS:

The By-Laws of the surviving corporation shall be the By-Laws of Subco as in effect on the date of this agreement.

7.	BOARD OF DIRECTORS AND OFFICERS:

The officers and directors of Subco, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

8.	NAME OF SURVIVING CORPORATION:

The name of the surviving corporation will continue as “PMI Resources (Delaware) Corp.” unless changed by Subco.

9.	CONVERSION:

The mode of carrying the Merger into effect and the manner and basis of converting the shares of Columbia into shares of PMI are as follows:

9.1
The aggregate number of shares of Columbia Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 50,000 shares of PMI Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

9.2

The 50,000 PMI Common Stock to be issued hereunder (the “PMI Shares”) will be issued pursuant to applicable exemptions under the British Columbia Securities Act and to the shareholders of Columbia that are U.S. residents, if any, pursuant to Section 4(2) of the Securities Act 1933 and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission. The PMI Shares will be restricted as to transferability pursuant to applicable securities legislation in the Province of British Columbia. In addition the PMI Shares issued to U.S. residents will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

9.3	All outstanding Common or Preferred Stock of Columbia and all warrants, options or other rights to its Common or Preferred Stock shall be retired and canceled as of the Merger Date.

9.4
Each share of Columbia Common Stock that is owned by Columbia as treasury stock shall, by virtue of the Merger and without any action on the part of Columbia, be retired and canceled as of the Merger Date.

9.5
Each certificate evidencing ownership of shares of PMI Common Stock issued and outstanding on the Merger Date or held by PMI in its treasury shall continue to evidence ownership of the same number of shares of PMI’s Common Stock.

9.6	PMI Common Stock shall be issued to the shareholders of Columbia Common Stock in exchange for their shares.

9.7
The PMI shares to be issued in exchange for Columbia Common Stock hereunder shall be proportionately reduced by any shares owned by Columbia shareholders who shall have timely objected to the Merger (“Dissenting Shares”) in accordance with the provisions of the Delaware Business Corporation Act as provided therein.

10.	EXCHANGE OF CERTIFICATES:

As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Columbia Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the “Exchange Agent”), and shall receive in exchange a certificate or certificates representing the number of full shares of PMI Common Stock which they are entitled to receive in exchange for their shares of Columbia Common Stock. Any exchange of fractional shares will be rounded up to the next highest number of full shares.

11.	UNEXCHANGED CERTIFICATES:

Until surrendered, each outstanding certificate that prior to the Merger Date represented Columbia Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of PMI Common Stock into which it was converted. No dividend or other distribution payable to holders of PMI Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Columbia Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of PMI Common Stock represented thereby.

12.	EFFECT OF THE MERGER:

On the Merger Date, the separate existence of Columbia shall cease (except insofar as continued by statute), and it shall be merged with and into Subco. All the property, real, personal, and mixed, of each of Columbia and Subco, and all debts due to either of them, shall be transferred to and vested in Subco, without further act or deed. Subco shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Columbia and Subco, and any claim or judgment against either of Columbia or Subco may be enforced against Subco.

13.	REPRESENTATIONS AND WARRANTIES OF COLUMBIA:

Columbia represents and warrants that:

13.1
CORPORATE ORGANIZATION AND GOOD STANDING: Columbia is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification

13.2	REPORTING COMPANY STATUS: Columbia has filed with the Securities and Exchange Commission a registration statement on Form 10-SB and is a reporting company pursuant to Section 12(g) thereunder.

13.3	REPORTING COMPANY FILINGS: Columbia has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

13.3	REPORTING COMPANY FILINGS: Columbia has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

13.4	CAPITALIZATION: Columbia’s authorized capital stock consists of 1,000,000 shares of Common Stock, $.001 par value, of which 725,000 shares are issued and outstanding.

13.5	ISSUED STOCK: All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

13.6	STOCK RIGHTS: Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Columbia Common issued or committed to be issued.

13.7
CORPORATE AUTHORITY: Columbia has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

13.8	SUBSIDIARIES: Columbia has no subsidiaries.

13.9
FINANCIAL STATEMENTS: Columbia’s financial statements dated October 31, 2001 and October 31, 2002 copies of which will have been delivered by Columbia to PMI prior to the Merger Date (the “Columbia Financial Statements”), fairly present the financial condition of Columbia as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

13.10
ABSENCE OF UNDISCLOSED LIABILITIES: Except to the extent reflected or reserved against in the Columbia Financial Statements, Columbia did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

13.11	NO MATERIAL CHANGES: There has been no material adverse change in the business, properties, or financial condition of Columbia since the date of the Columbia Financial Statements.

13.12
LITIGATION: There is not, to the knowledge of Columbia, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Columbia or against any of its officers.

13.13	CONTRACTS: Columbia is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

13.14
TITLE: Columbia has good and marketable title to all the real property and good and valid title to all other property included in the Columbia Financial Statements. The properties of Columbia are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Columbia.

13.15
TAX RETURNS: All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Columbia for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Columbia Financial Statements are adequate to cover any such taxes that may be assessed against Columbia in respect of its business and its operations during the periods covered by the Columbia Financial Statements and all prior periods.

13.16
NO VIOLATION: Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Columbia is subject or by which Columbia is bound.

14.	REPRESENTATIONS AND WARRANTIES OF PMI:

PMI represents and warrants that:

14.1
CORPORATE ORGANIZATION AND GOOD STANDING: PMI is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

14.2	CAPITALIZATION: PMI’s authorized capital stock consists of 100,000,000 shares of Common Stock No Par Value, of which

14.3	17,132,234 shares are issued and outstanding as of the date of this agreement.

14.4	ISSUED STOCK: All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

14.5
CORPORATE AUTHORITY: PMI has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

14.6	SUBSIDIARIES: Except as set out in Disclosure Schedule 14.5, PMI has no subsidiaries other than Subco.

14.7
FINANCIAL STATEMENTS: PMI’s audited financial statements dated December 31, 2002, December 31, 2001 and December 31, 2000 copies of which will have been delivered by PMI to Columbia prior to the Merger Date (the “PMI Financial Statements”), fairly present the financial condition of PMI as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

14.8
ABSENCE OF UNDISCLOSED LIABILITIES: Except to the extent reflected or reserved against in PMI Financial Statements, PMI did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

14.9	NO MATERIAL CHANGES: There has been no material adverse change in the business, properties, or financial condition of PMI since December 31, 2002 that has not been disclosed to Columbia.

14.10
LITIGATION: Except as set out in Disclosure Schedule 14.9, there is not, to the knowledge of PMI, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against PMI or against any of its officers.

14.11
CONTRACTS: PMI is not a party to any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.

14.12
TITLE: PMI has good and marketable title to all the real property and good and valid title to all other property included in the PMI Financial Statements. The properties of PMI are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of PMI.

14.13
TAX RETURNS: All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by PMI for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, provincial, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the PMI Financial Statements are adequate to cover any such taxes that may be assessed against PMI in respect of its business and its operations during the periods covered by the PMI Financial Statements and all prior periods.

14.14
NO VIOLATION: Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of PMI is subject or by which PMI is bound.

15.	REPRESENTATIONS AND WARRANTIES OF SUBCO:

Subco represents and warrants that:

15.1
CORPORATE ORGANIZATION AND GOOD STANDING: Subco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

15.2	CAPITALIZATION: Subco’s authorized capital stock consists of 1,000,000 shares of Common Stock $.001 Par Value, of which one (1) share is issued and outstanding.

15.3	ISSUED STOCK: All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

15.4
CORPORATE AUTHORITY: Subco has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

15.5	CORPORATE ASSETS: Subco has no assets or liabilities.

15.6
NO VIOLATION: Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Subco is subject or by which Subco is bound.

16.	CONDUCT OF COLUMBIA PENDING THE MERGER DATE:

Columbia covenants that between the date of this Agreement and the Merger Date:

16.1	No change will be made in Columbia’s Certificate of Incorporation or By-Laws.

16.2.
Columbia will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

16.3.
Columbia will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

17.	CONDUCT OF PMI PENDING THE MERGER DATE:

PMI covenants that between the date of this Agreement and the Merger Date:

17.1	No change will be made in PMI’s Memorandum or Articles.

17.2
PMI will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

18.	CONDUCT OF SUBCO PENDING THE MERGER DATE:

Subco covenants that between the date of this Agreement and the Merger Date:

18.1	No change will be made in Subco’s Certificate of Incorporation or By-Laws.

18.2	Subco will not enter into any material commitment except in the ordinary course of business.

19.	CONDITIONS PRECEDENT TO OBLIGATION OF COLUMBIA:

Columbia’s obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Columbia:

19.1
PMI’S REPRESENTATIONS AND WARRANTIES: The representations and warranties of PMI set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

19.2	PMI’S COVENANTS: PMI shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

19.3
APPROVAL: This agreement shall have been approved by PMI in such manner as is required by law including all appropriate action by directors and, if required, by shareholders and/or approval by regulatory authorities.

19.4	SUPPORTING DOCUMENTS OF PMI: PMI shall have delivered to Columbia supporting documents in form and substance satisfactory to Columbia to the effect that:

	(i)	PMI is a corporation duly organized, validly existing, and in good standing.

	(ii)	PMI’s authorized and issued capital stock is as set forth herein.

	(iii)	The execution and adoption of this agreement have been duly authorized by PMI in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

19.5
SUBCO’S REPRESENTATIONS AND WARRANTIES: The representations and warranties of Subco set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

19.6	SUBCO’S COVENANTS: Subco shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

19.7	APPROVAL: This agreement shall have been approved by Subco in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

19.8	SUPPORTING DOCUMENTS OF SUBCO: Subco shall have delivered to Columbia supporting documents in form and substance satisfactory to Columbia to the effect that:

	(i)	Subco is a corporation duly organized, validly existing, and in good standing.

	(ii)	Subco’s authorized and issued capital stock is as set forth herein.

	(iii)	The execution and adoption of this agreement have been duly authorized by Subco in such manner as is required by law including all appropriate action by directors and, if required, by shareholders

20.	CONDITIONS PRECEDENT TO OBLIGATION OF PMI:

PMI’s obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by PMI:

20.1
COLUMBIA’S REPRESENTATIONS AND WARRANTIES: The representations and warranties of Columbia set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

20.2	COLUMBIA’S COVENANTS: Columbia shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

20.3	APPROVAL: This Agreement shall have been approved by Columbia in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

20.4	SUPPORTING DOCUMENTS OF COLUMBIA: Columbia shall have delivered to PMI supporting documents in form and substance satisfactory to PMI to the effect that:

(i) Columbia is a corporation duly organized, validly existing, and in good standing.

(ii) Columbia’s authorized and issued capital stock is as set forth herein.

(iii) The execution and adoption of this Agreement have been duly authorized by Columbia in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

21.	ACCESS:

From the date hereof to the Merger Date, PMI, Subco and Columbia shall provide each other with such information and permit each other’s officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

22.	CLOSING:

22.1
The transfers and deliveries to be made pursuant to this agreement (the “Closing”) shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

22.2
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

22.3	At the Closing, Columbia shall deliver to the Exchange Agent in satisfactory form, if not already delivered to PMI:

(i)
a list of the holders of record of the shares of Columbia Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of PMI Common Stock to be issued to each holder;

	(ii)	evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

	(iii)	certified copies of the resolutions of the board of directors of Columbia authorizing the execution of this agreement and the consummation of the Merger;

	(iv)	the Columbia Financial Statements;

	(v)	secretary’s certificate of incumbency of the officers and directors of Columbia;

	(vi)	any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

	(vii)	the share certificates for the outstanding Common Stock of Columbia to be exchanged hereunder each share certificate duly endorsed for transfer.

22.4	At the Closing, PMI shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Columbia:

	(i)	evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

	(ii)	certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of PMI;

	(iii)	certified copies of the resolutions of the board of directors of PMI authorizing the execution of this agreement and the consummation of the Merger;

	(iv)	secretary’s certificate of incumbency of the officers and directors of PMI;

	(iv)	any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein;

(v)
the share certificates of PMI (the “PMI Certificates”) to be delivered to the shareholders of Columbia hereunder, in proper names and amounts, as instructed by the Exchange Agent, and bearing legends, if any, required and appropriate under applicable securities laws; and

22.5	RELEASE OF CONSIDERATION: Upon filing of the Articles of Merger and Certificate of Merger, the Exchange Agent is expressly authorized to:

	(i)	deliver the Columbia Certificates to PMI; and

	(ii)	deliver the PMI Certificates to the Columbia Shareholders.

23.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES:

The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

24.	ASSUMPTION OF REPORTING OBLIGAGTIONS:

Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, PMI will elect to become the successor issuer to Columbia for reporting purposes under the Securities Exchange Act of 1934.

25.	ARBITRATION:

25.1
SCOPE: The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

25.2
CONSENT TO JURISDICTION, SITUS AND JUDGMENT: The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

25.3
APPLICABLE LAW: The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

25.4
DISCLOSURE AND DISCOVERY: The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

25.5
RULES OF LAW: Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

25.6
FINALITY AND FEES: Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

25.7
MEASURE OF DAMAGES: In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

25.8
COVENANT NOT TO SUE: The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney’s fees to the prevailing party.

25.9
INTENTION: It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

25.10	SURVIVAL: The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

26.	GENERAL PROVISIONS:

26.1	FURTHER ASSURANCES: From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

26.2	WAIVER: Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

26.3
BROKERS: Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

26.4
NOTICES: All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service to the addresses of the parties as listed at the beginning of this agreement.

27.	GOVERNING LAW:

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

28.	ASSIGNMENT:

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

29.	COUNTERPARTS:

This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

30.	EXCHANGE AGENT AND CLOSING DATE:

The Exchange Agent shall be Maitland & Company 700-625 Howe Street, Vancouver, BC. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

31.	REVIEW OF AGREEMENT:

Each party acknowledges that it has had time to review this Agreement and, as desired, consulted with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

32.	SCHEDULES:

All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

33.	EFFECTIVE DATE:

This effective date of this agreement shall be the 19th day of September 2003.

IN WITNESS WHEREOF, the parties have executed this Agreement.

COLUMBIA HUNTER CAPITAL CORP.	PMI VENTURES LTD.
by its authorized signatory	by its authorized signatory

/s/ Colin Watt	/s/ Laurie Sadler
Colin Watt, President	Laurie Sadler, Director

PMI VENTURES (DELAWARE) CORP.
by its authorized signatory

/s/ Laurie Sadler
Laurie Sadler,
Director